UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 10, 2009 (December 4, 2009)

ASI TECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	0-6428	88-0105586
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

980 American Pacific Drive, #111, Henderson, NV	89014
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (702) 734-1888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

Effective December 4, 2009 ASI Technology Corporation (the “Company”) through its wholly-owned subsidiary, ASI Capital Corporation (“ASI Capital”) obtained ownership to three land parcels pursuant to a Transfer Agreement dated December 4, 2009 documenting three loan defaults and the voluntary transfer through deed in lieu of foreclosures of related land parcels serving as security for the loans.

The three loans in default were obligations of unrelated parties associated with one developer (two individuals). The aggregate balance of the loans receivable on the Company’s consolidated balance sheet at June 30, 2009 was $2,747,025. The loans were in non-accrual status and considered impaired with a related allowance for loan losses of $535,900 for a net value of $2,211,125.

The three parcels consist of 6.37 net acres of raw land in Clark County, Nevada of which 4.23 acres are currently zoned for residential development and 2.14 acres are zoned for commercial development. The Company’s policy is to record property received on such foreclosure at the lower of cost or net fair market value.

The consideration for the release and termination of the loans included the title to the land and a release of personal liability of the two individuals. The Company also agreed to list the parcels for future sale through an entity related to the individuals.

The Company takes title to the land subject to any and all property taxes and other costs and expenses owing at the closing of the transaction and benefiting from any prepaid taxes, costs, or expenses prior to closing, without proration.

Title to one parcel with a note principal balance of $760,000 will continue to be subject to a subordinate amount of $74,100 payable to Davric Corporation (“Davric”), a company controlled by the Company’s Chairman and President Jerry E. Polis. Davric’s amount resulted from subordinated cash advances in 2008 made by Davric to the borrower pursuant to a subordinate note that were applied by the borrower to interest payments to ASI Capital prior to loan default. The parties have entered into an Intercreditor Agreement providing that on any future sale of the property by either party that the amount owed to Davric, without interest, shall effectively remain subordinate with ASI Capital receiving the first $760,000 and then any excess after payment of Davric’s subordinate amount.

Item 9.01.    Financial Statements and Exhibits

(d)   Exhibits.

Exhibit Number	Description of Exhibit

99.1	Transfer Agreement between ASI Capital Corporation and unrelated entities and persons (associated with three notes in default) dated December 4, 2009

99.2	Intercreditor Agreement between ASI Capital Corporation, Davric Corporation and unrelated entities and persons dated December 4, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASI TECHNOLOGY CORPORATION

Date: December 10, 2009	By:	/s/ ERIC M. POLIS
Eric M. Polis
Secretary and Treasurer